UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

GREAT AMERICAN GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-159644	27-0223495
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Great American Group, Inc. (the “Company”) redeemed all of the outstanding warrants to purchase shares of its common stock with an exercise price of $7.50 per share (the “Warrants”) for $0.50 each as of October 29, 2009 pursuant to the terms of the agreement governing the Warrants, as amended. After October 29, 2009, the Warrants represent only the right to receive $0.50. The Warrants will cease being quoted on the OTC Bulletin Board on November 2, 2009.

The Company previously announced an offer to exchange the Warrants for new warrants with a different exercise price and different expiration date (the “Exchange Offer”). The Exchange Offer, which was made pursuant to a prospectus dated October 2, 2009, expired at 11:59 p.m. Eastern time on October 30, 2009. The Company’s obligation to consummate the Exchange Offer was conditioned upon a minimum of 23,012,500 Warrants, or 50% of the outstanding Warrants, being validly tendered for exchange and not validly withdrawn prior to the expiration of the Exchange Offer (the “Minimum Tender Condition”). The Minimum Tender Condition was not satisfied and therefore, no Warrants were accepted in the Exchange Offer. As a result, all of the outstanding Warrants were redeemed.

On November 2, 2009, the Company issued a press release announcing the expiration of the Exchange Offer and the redemption of the Warrants, a copy of which is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 2, 2009	GREAT AMERICAN GROUP, INC.
	By:	/s/ Paul S. Erickson

	Name: Title:	Paul S. Erickson Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated November 2, 2009